Exhibit 10.1
STOCK PURCHASE AGREEMENT
THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the 30th day of May, 2007 by and among the Mark D. Grossi Living Trust U/A DTD Feb. 17, 2006, Mark D. Grossi, TTEE (“Seller”), Mark D. Grossi, a Trustee of Seller (“Grossi”), and Energy West, Incorporated, a Montana corporation (the “Issuer”).
Recitals:
A. Seller is the holder of a substantial block of shares of restricted common stock, par value $0.15 per share (the “Common Stock”) of the Issuer. Seller and Grossi are affiliates of the Issuer.
B. Seller and Grossi desire to sell to Issuer and Issuer desires to repurchase from Seller, one hundred forty-five thousand (145,000) shares of Common Stock (the “Shares”) in a single, privately negotiated block transaction.
C. The Board of Directors of Issuer has approved the purchase of the Shares by Issuer in accordance with the terms and conditions of this Agreement and has directed that, upon reacquisition of the Shares by the Issuer, the Shares shall be restored to the status of authorized and unissued shares of the Issuer.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:
Covenants:
1. Purchase and Sale of Shares. Pursuant to and subject to the terms of this Agreement, Issuer hereby agrees at the Closing as specified herein to buy the Shares from Seller, and Seller hereby agrees to sell the Shares to Issuer at the price of fifteen dollars ($15.00) per share, or an aggregate purchase price of $2,175,000.00 (the “Purchase Price”), with payment to be made therefor at the Closing (the “Sale”).
2. Closing; Payment and Delivery of Shares. Closing of the Sale (“Closing”) shall occur on May 30, 2007, at the principal offices of the Issuer in Great Falls, Montana, and shall be facilitated by the Corporate Secretary of the Issuer or any Assistant Secretary (the “Facilitator”). Documents and other things required to be delivered at the Closing shall be delivered as follows: Corporate Secretary, Energy West, Incorporated, 1 First Avenue South, Great Falls, Montana 59401.
(a) Seller shall deliver to the Closing, the following original documents:
(i) The original stock certificate representing not less than 145,000 shares of the Common Stock of the Issuer (“Seller’s Stock Certificate”); and
(ii) A stock power in the form of the attached Exhibit A directing the transfer of the Shares to Issuer, fully and properly executed on behalf of Seller, with the Seller’s signature(s) thereon Medallion guaranteed.

(b) Issuer shall deliver to the Closing, the following:
(iii) Payment in the amount of the Purchase Price for the Shares. Payment shall be in the form of a check payable to the Seller or confirmation of a wire transfer or other deposit of collected funds into the Seller’s bank account.
(c) At the Closing, Seller and Issuer shall execute and exchange cross receipts acknowledging receipt of the Purchase Price, stock certificate(s), stock powers and other things to be delivered at the Closing and the performance by each of the Parties of their respective obligations under this Agreement.
(d) Following the Closing, the Facilitator shall: (y) deliver the Purchase Price or evidence of payment thereof to the Seller, and (z) deliver Seller’s Stock Certificate to the Issuer’s transfer agent with instructions to [α] cancel the Shares, and [β] issue, in accordance with such instructions as may have been received by the Facilitator from Seller, one or more certificate(s) covering any balance of the shares of Common Stock represented by Seller’s Stock Certificate.
3. Representations and Warranties. The following representations and warranties shall be true and accurate as of the date hereof and as of the date of Closing hereunder and shall survive the Closing of the transaction contemplated hereby.
(a) Each of the parties hereto hereby represents and warrants that, to the best of their knowledge, the statements made in the recitals to this Agreement are true and correct, and the same are hereby incorporated herein by reference.
(b) Seller and Grossi hereby represent and warrant to the Issuer as follows:
(i) The Shares are owned of record and beneficially by Seller free and clear of all claims, liens, encumbrances, subscriptions, options, warrants, calls, contracts, commitments, convertible rights or other agreements or arrangements whatsoever under which Seller is or may be obligated to assign or transfer any of the Shares.
(ii) The Shares are fully paid and nonassessable.
(iii) Seller has held the Shares, with the full purchase price paid therefor, for a period in excess of two years.
(iv) Grossi is duly authorized and legally and factually able and empowered under the applicable law and trust documents and other documents governing (A) the legal existence of Seller and (B) the power of Seller to act and bind itself in contract, to execute and deliver on behalf of Seller this Agreement, the indorsement of the certificate representing the Shares or stock power with respect thereto, and all other agreements, instruments and other documents as may be contemplated under this Agreement, and to fully bind Seller to perform in accordance with the terms hereof.
(v) Grossi is a director of the Issuer. Grossi is familiar with the Issuer’s public disclosure documents, including all recent reports on Form 10-K, 10-Q, Schedule 14D and 8-K and other reports and disclosures, and is familiar with the business and the financial arrangements of the Issuer.

(vi) Grossi is sophisticated and experienced in business and in financial matters and is able to protect Seller’s interest in the Sale and to evaluate the merits and fairness of this transaction involving the Common Stock of the Issuer. Grossi and Seller have relied on Grossi’s own tax, legal and investment advisors with respect to the legal and investment considerations affecting the Sale under this Agreement.
(vii) Grossi represents that he is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933 [17 CFR § 230.501(a)].
4. Miscellaneous.
(a) Successors and Assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
(b) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Montana, disregarding Montana principles of conflicts of laws which would otherwise provide for the application of the substantive laws of another jurisdiction.
(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
(e) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Seller and the Issuer.
(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
(g) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.
Signatures on Following Page

SIGNATURE PAGE
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Mark D. Grossi Living Trust U/A DTD Feb. 17, 2006,
Mark D. Grossi, TTEE (“Seller”)

By:	/s/ Mark D. Grossi

Mark D. Grossi, Trustee

By:

                                                            , Co-trustee

/s/ Mark D. Grossi

Mark D. Grossi, (“Grossi”)

Energy West, Incorporated, a Montana corporation
(“Issuer”)

By:	/s/ David A. Cerotzke

David A. Cerotzke, President and CEO